                                   NVR, INC.
                                      and
                   NVR HOMES, INC. (AS SUBSIDIARY GUARANTOR)

                                      AND

                             THE BANK OF NEW YORK
                                  as Trustee

                     _____________________________________

                         First Supplemental Indenture

                          Dated as of April 14, 1998

                     _____________________________________

                           8% Senior Notes Due 2005

                         FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE, dated as of April 14, 1998, between NVR, INC., a Virginia corporation (hereinafter called the "Company"), and NVR HOMES, INC., a Virginia corporation ("Homes" ), as a Subsidiary Guarantor (as defined), each having its principal office at 7601 Lewinsville Road, Suite 300, McLean, Virginia, 22102 and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), having a Corporate Trust Office at 101 Barclay Street, 21st Floor, New York, New York, as Trustee under the Base Indenture and this First Supplemental Indenture (each as hereinafter defined). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Base Indenture (as defined).

                                   RECITALS

          WHEREAS, the Company, and the Trustee have as of April 14, 1998 entered into an Indenture (the "Base Indenture") providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness, which, pursuant to Section 301(23) of the Base Indenture may be guaranteed by one or more of the Company's subsidiaries;

          WHEREAS, no Securities have been issued under the Base Indenture;

          WHEREAS, the Company desires under this First Supplemental Indenture to issue the Notes (as defined in Article III hereof) to be guaranteed on a senior unsecured basis by Homes (and under certain circumstances defined herein, by other Subsidiary Guarantors (as defined in Article III hereof)), and has duly authorized the creation of the Notes and the execution and delivery of this First Supplemental Indenture to modify and supplement the Base Indenture and provide certain additional provisions as hereinafter described;

          WHEREAS, Homes desires to guarantee the Notes on a senior unsecured basis and, in accordance with Section 301(23) of the Base Indenture and this First Supplemental Indenture, Homes has duly authorized the issuance of its Subsidiary Guarantee (as defined) and the execution and delivery of this First Supplemental Indenture and the Subsidiary Guarantee;

          WHEREAS, in accordance with Section 901(7) of the Base Indenture, the Company and the Trustee are authorized and permitted to amend and supplement the Base Indenture as set forth herein, without the consent of any Holder, and all requirements set forth in Article Nine of the Base Indenture to make this First Supplemental Indenture effective have been satisfied; and

          WHEREAS, the Company, Homes and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of the Notes and the Subsidiary Guarantees and for providing for the rights, obligations and duties of the Trustee with respect to the Notes and Subsidiary Guarantees;

              NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

WITNESSETH:

          For and in consideration of the mutual premises and agreements herein contained, the Company, Homes and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE I.

                             CREATION OF THE NOTES

          SECTION 1.01. DESIGNATION OF SERIES. Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of its Notes known as the "8% Senior Notes due 2005," which shall be guaranteed by Homes and such Notes (including the associated Subsidiary Guarantees) shall be deemed "Securities" for all purposes under the Base Indenture.

          SECTION 1.02. FORM OF NOTES. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto and the
                                          ---------
definitive form of the Subsidiary Guarantees to be attached to the Notes shall be substantially in the form set forth in Exhibit B, each of which is
                                          ---------
incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Base Indenture, as supplemented by this First Supplemental Indenture.

          SECTION 1.03. LIMIT ON AMOUNT OF SERIES. The initial principal amount of Notes issued under this First Supplemental Indenture shall be $145,000,000 and the aggregate principal amount of Notes authorized to be issued under this series shall not exceed $175,000,000. Additional Notes may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter (subject to Section 5.02 hereof), be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes (which shall include the applicable Subsidiary Guarantee) to or upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President and by its Chief Financial Officer, Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without further action by the Company.

          SECTION 1.04. CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the Base Indenture.

          SECTION 1.05. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. As of the Issue Date, the Restricted Subsidiaries of the Company shall be NVR Homes, Inc., NVR Financial Services, Inc., RVN, Inc. and Fox Ridge Homes, Inc. As of the Issue Date, all other Subsidiaries of the Company shall be Unrestricted Subsidiaries.

                                  ARTICLE II.
                   APPOINTMENT OF THE TRUSTEE FOR THE NOTES

          SECTION 2.01. APPOINTMENT OF TRUSTEE. Pursuant and subject to the Base Indenture, the Company, Homes and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions in the Base Indenture and in this First Supplemental Indenture set forth.

          SECTION 2.02. RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE TRUSTEE. Any rights, powers, duties and obligations by any provisions of the Base Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                 ARTICLE III.
                                  DEFINITIONS

          So long as any of the Notes are Outstanding, the following definitions shall be applicable to the Notes, be included as defined terms for all purposes under the Base Indenture with respect to the Notes and, to the extent inconsistent with the definition of such term contained in Section 101 of the Base Indenture, shall replace such definition for purposes of the Notes:

          "1993 Notes" means the Company's 11% Senior Notes due April 15, 2003 issued under that certain Indenture dated as of September 30, 1993, as amended, among the Company, Homes, NVR Financial Services, Inc., RVN, Inc. and Fox Ridge Homes, Inc. and IBJ Schroeder Bank & Trust Company.

          "Acquired Indebtedness" means Indebtedness of any Person that is not a Restricted Subsidiary, which Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary, or is merged into or consolidated with, the Company or a Restricted Subsidiary; provided, however, that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (ii) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, either directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, ownership of 20% or more of the voting power of the voting common equity of such Person (on a fully diluted basis). Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Company or any Restricted Subsidiary, any Restricted Subsidiary or, with respect to any Restricted Subsidiary, the Company.

          "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary) whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate fair market value of $10,000,000 or more as to such transaction or series of related transactions (each such transaction being referred to herein as a "disposition"); provided, however, that the following transactions shall not constitute an Asset Sale: (i) a transaction or series of related transactions that results in a Change of Control; (ii) dispositions of land, building lots, homes, infrastructure, other buildings, improvements, appurtenances and entitlements in the ordinary course of business and dispositions of obsolete equipment; (iii) exchanges or swaps of real estate by the Company in the ordinary course of business for real estate of substantially equivalent value (or for real estate and cash or Cash Equivalents which, in the aggregate, have a substantially equivalent value); (iv) dispositions between or among the Company and any one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; (v) a disposition that is a Permitted Investment (to the extent such Permitted Investment may be deemed to constitute an Asset Sale) or a Restricted Payment permitted under Section
5.01 hereof; and (vi) dispositions of the Capital Stock of Ryan Mortgage Acceptance Corporation IV.

          "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

          "Bank Credit Facility" means the Amended and Restated Credit and Security Agreement, dated as of May 5, 1995, among NVR Homes, as borrower, the Company, as a guarantor, and the lenders named therein and BankBoston N.A., as agent (together with the documents related thereto (including, without limitation, any guaranty agreements), as such facility has been or may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, increasing the total commitment of, or restructuring (including, without limitation, the inclusion of Subsidiary Guarantors thereunder that are Restricted Subsidiaries of the Company) all or any portion of, the Indebtedness under such facility or any successor or replacement facilities and includes any facility with one or more agents or lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facilities.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

          "Base Indenture" has the meaning set forth in the Recitals.

          "Board of Directors" means the board of directors of the Company or any authorized committee thereof.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of or in a Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock of such Person if such Person is a corporation or membership interests if such Person is a limited liability company and each general and limited partnership interest of such Person if such Person is a partnership.

          "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Equivalents" means (a) U.S. government obligations; (b) GNMA securities; (c) debt issued by other agencies of the United States of America;
(d) commercial paper rated either "A1" or comparable by S&P or "P1" or comparable by Moody's; (e) Dutch auction preferred stocks rated either "AA" or comparable by S&P or "Aa2" or comparable by Moody's; (f) certificates of deposit issued by commercial banks or savings and loan associations whose short-term debt is rated either "A1" or comparable by S&P or "P1" or comparable by Moody's or a comparable rating by Thompson's Bank Watch, or if such an institution is a subsidiary, then its parent corporation may have such a rating; (g) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit; (h) deposits in institutions having the same qualifications required for investments in certificates of deposit; (i) repurchase agreements collateralized by any otherwise acceptable collateral as defined above; (j) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through (i) through brokerage firms deemed acceptable by the

Company's management; and (k) investments in mutual funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $100,000,000 and at least 85% of whose assets consist of securities having a rating of not less than AAA or its equivalent by Moody's or investments or other obligations of the type described in clauses (a) through (j) above (without regard to maturities).

          "Change of Control" means the occurrence of any of the following events:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or more series of related transactions of all or substantially all of the assets of the Company on a consolidated basis;

          (ii) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 percent of the total voting power of all securities generally entitled to vote in the election of directors of the Company;

          (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nominations for elections by the stockholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (iv) the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company in a transaction with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors of the Person surviving such merger or consolidation.

          "Consolidated EBITDA" of any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries) (except to the extent of tax benefits associated with an extraordinary loss) for such period, (ii) depreciation and amortization expense of such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries),
(iii) Consolidated Interest Expense of such Person for such period, and (iv) all other noncash, nonextraordinary charges (excluding any non-cash charges to the extent they represent an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period) reducing Consolidated Net Income for such period determined, in each case, on a consolidated basis for such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries) in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses for the Reference Period to (b) the sum of
(i) the aggregate Consolidated Interest Incurred of such Person (exclusive of amounts attributable to discontinued operations and businesses, but in each case only to the extent that the obligations giving rise to such Consolidated Interest Incurred would no longer be obligations contributing to such Person's Consolidated Interest Incurred subsequent to the Transaction Date) for the Reference Period, plus (ii) dividends paid or accrued (unless paid to, or accrued in favor of, the Company or its Restricted Subsidiaries) on Disqualified Capital Stock of the Company and Restricted Subsidiaries of the Company during the Reference Period times a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Interest Incurred, (w) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (x) the Incurrence of any Refinancing Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the proceeds of which were used to refinance Indebtedness other than Indebtedness under revolving credit facilities) shall be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (y) Consolidated Interest Incurred attributable to any Indebtedness being Incurred bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless the Company or any of its Restricted Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and (z) all members of the consolidated group of the Company on the Transaction Date that were acquired during the Reference Period or on or prior to the Transaction Date shall be deemed to be members of the consolidated group of the Company, along with any Indebtedness incurred in connection with the acquisition thereof, for the entire Reference Period.

          "Consolidated Interest Expense" of any Person for any period means the Interest Expense of such Person and its Subsidiaries or, with respect to the Company, of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Incurred" of any Person for any period means the Interest Incurred of such Person and its Subsidiaries or, with respect to the Company, of the Company and its Restricted Subsidiaries (other than the Company's financial services segment Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such fiscal quarter.

          "Consolidated Net Income" of any Person for any period means the aggregate net income (or loss) of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries) (collectively for the purposes of this definition of Consolidated Net Income only, the "Relevant Person") for such period, determined on a consolidated basis in accordance with GAAP, excluding without duplication: (a) the net income (or loss) of any other Person in which the Relevant Person has an ownership interest, other than cash dividends or cash distributions during such period that have been received by the Relevant Person; (b) extraordinary gains and losses, net of the tax effects thereof; (c) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that such Person was acquired by the Relevant Person or is merged into or consolidated with the Relevant Person or any of its Subsidiaries (or in the case of the Company, any Person that is an Unrestricted Subsidiary or prior to the date that such Person is acquired by the Company as a Restricted Subsidiary or becomes a Restricted Subsidiary); (d) the net income of any Restricted Subsidiary to the extent that (and only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is prohibited by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period; (e) any expense related to the amortization of reorganization value in excess of amounts allocable to identifiable assets (as defined by GAAP) and (f) any noncash expense related to the issuance of Qualified Capital Stock of the Company pursuant to the Company's 1994 Management Incentive Plan.

          "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, but excluding Disqualified Capital Stock) of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP.

          "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries or Affiliates against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, unless otherwise timely cured, an Event of Default.

          "Designation Amount" has the meaning set forth in the definition of "Unrestricted Subsidiary."

          "Disinterested Director" means a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

          "Disqualified Capital Stock" means (a) with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the Holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the Stated Maturity; and (b) with respect to any Restricted Subsidiary, any Capital Stock (other than (i) Capital Stock owned by the Company or a Restricted Subsidiary; and (ii) common stock with no preferences or privileges and with no redemption or repayment provisions).

          "Equity Investor" with respect to any Person means any other Person that has made an investment in the capital stock, shares, interests, participation or other ownership interests of such other Person (including any option, warrant or right to acquire any such interest) or has made any capital contribution to such other Person and owns a minority interest in such Person.

          "Event of Default" has the meaning set forth in Section 4.01 hereof

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

          "First Supplemental Indenture" means the Base Indenture as modified and supplemented by this First Supplemental Indenture, as either may be modified, amended or supplemented in accordance with their terms.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this First Supplemental Indenture.

          "Holder" means the person in whose name a Note is registered on the register for the Notes.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time. Neither the accrual of interest, nor the accretion of original issue discount, nor the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock shall be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this First Supplemental Indenture; provided, in each such case, that the amount thereof is included for purposes of the Consolidated Fixed Charge Coverage Ratio of the Company. In addition, the mere extension of the term of lender commitments to extend credit or funds to the Company or any of its Subsidiaries pursuant to a revolving credit agreement or similar arrangement shall not be deemed to be an Incurrence of Indebtedness.

          "Indebtedness" of any Person means, without duplication, (a) any liability of such Person (other than accounts payable, other trade payables, general contingency and tax reserves, liabilities for deposits and deferred income which in accordance with GAAP are recorded as liabilities and accrued expenses (including without limitation, obligations for insurance premiums) Incurred in the ordinary course of business) (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit, performance, completion, surety or similar bonds or instruments issued for the benefit of such Person or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business); (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services (other than any obligation to pay a contingent purchase price which, as of the date of Incurrence thereof is not required to be recorded as a liability in accordance with GAAP); or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof), (b) any Indebtedness of others that such Person has guaranteed to the extent of the guaranty, (c) to the extent not otherwise included, Interest Swap Obligations or the obligations of such Person under Currency Agreements, in either case to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, (d) all Indebtedness of others secured by a Lien (other than a Permitted Lien) on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (e) all Disqualified Stock issued by such Person (the amount of indebtedness represented by any Disqualified Stock shall equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of Indebtedness of any Person at any date shall be (A) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (B) the maximum liability of such Person for any contingent obligations under clause (b) above at such date, net of, any unamortized discount to be accounted for as Interest Expense in accordance with GAAP and (C) in the case of clause (d) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

          "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), amortization of issue costs on Indebtedness, all interest included as a component of cost of sales for such period, and all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing, and amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

          "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, amortization of issue costs on Indebtedness, all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing, amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

          "Interest Swap Obligation" means any obligation of any Person pursuant to any arrangement whereby such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided, that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, swap option, futures contracts or other similar agreements providing interest rate protection.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, or other ownership interests, or other securities of such other Person, (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from such other Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person), except in the ordinary course of business, (c) the entering into by such Person of any guaranty of, or other contingent obligation with respect to,

Indebtedness or other liability of such other Person, or (d) the making of any capital contribution by such Person to such other Person.

          "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

          "Issue Date" means the date of original issuance of the Notes.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any Property.

          "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

          "Net Cash Proceeds" means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of all (a) brokerage commissions, and all other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is required by instruments governing such indebtedness and secured by the assets sold pursuant to and in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) owning a legal or beneficial interest in the assets subject to the Asset Sale, (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale promptly thereupon liquidated or converted into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause (i) hereof.

          "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness (or any portion thereof) of such Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 180 days after the acquisition of such property, without any liability on the part of any such Person for any deficiency with respect to principal, premium or interest.

          "Notes" means the 8% Senior Notes due 2005 issued hereunder, as supplemented from time to time in accordance with the terms hereof.

          "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer or the Secretary of the Company or, as applicable, any Restricted Subsidiary.

          "Permitted Business" means any business primarily engaged in homebuilding (including townhomes, condominiums and single family homes), related financial services, or other activities reasonably related or incident to the foregoing.

          "Permitted Investment" means (a) Investments in Cash Equivalents, (b) Investments in the Company or in its Restricted Subsidiaries, (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) advances to Ryan Mortgage Acceptance Corporation IV for the purpose of redeeming the bonds of such entity; provided that (i) the net proceeds of the sale of the collateral securing such bonds shall be used to repay such advance with any remaining net proceeds to be distributed as a dividend to NVRFS, (ii) at the time of such Investment, a valid written commitment shall be in place from an investor not affiliated with the Company to purchase such collateral within a specified period of time, which period shall in no event exceed 60 days, and at a specific price or yield and
(iii) each advance is repaid within two Business Days after the delivery of the collateral pursuant to such written commitment; (e) loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries in an amount not to exceed $2,000,000 at any one time outstanding, (f) Investments made prior to the Issue Date, (g) Investments in the form of guaranties to the extent such guaranties are permitted to be Incurred pursuant to Section 5.02 hereof, (h) net cash Investments in and advances to Unrestricted Subsidiaries in an amount not to exceed $20,000,000 at any one time outstanding, (i) Investments having an aggregate fair market value (measured on the date each such Investment is made and without giving effect to subsequent changes in value) not to exceed $15,000,000 in any fiscal year and not to exceed $30,000,000 at any one time outstanding, in any Permitted Business and (j) Investments in NVR Mortgage Finance, Inc. to be used by NVR Mortgage Finance, Inc. solely for the purpose of funding mortgage loans in the ordinary course of business in an amount not to exceed $25,000,000; provided, however, that (i) a valid take-out commitment is in place at the time of the closing of the mortgage loan from an investor not affiliated with the Company, and (ii) any particular advance remains outstanding for no more than 15 consecutive calendar days in any calendar month.

          "Permitted Liens" means (a) Liens for taxes, assessments or governmental charges or claims that either (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, or (iii) solely encumber property abandoned or in the process of being abandoned, (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (c) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (d) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, performance bonds, completion bonds, performance guaranty bonds, progress payments, government contracts, utility services and other obligations of like nature in each case Incurred in the ordinary course of business, (e) attachment or judgment Liens with respect to judgments or proceedings which, with the passage of time, would not constitute an Event of Default and which are being contested in good faith by appropriate proceedings, (f) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, zoning restrictions, reservations and other similar charges, encumbrances or burdens not materially interfering with the ordinary course of business, (g) leases or subleases granted to others not materially interfering with the ordinary course of business, (h) Liens on assets securing Refinancing Indebtedness which refinanced Indebtedness that was previously secured by such assets, (i) any interest in or title of a lessor to property subject to any Capitalized Lease Obligation Incurred in compliance with this First Supplemental Indenture, (j) Liens existing on the date of this First Supplemental Indenture, including without limitation, Liens securing Existing Indebtedness, (k) any right of first refusal, right of first offer, option, contract or other agreement to sell or purchase an asset, pay lot premiums or participate in the income or revenue derived therefrom, (l) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary, (m) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more of its Restricted Subsidiaries,
(n) any legal right of, or right granted in good faith to, a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders, (o) Liens in favor of the Trustee arising pursuant to this First Supplemental Indenture, (p) Liens Incurred in the ordinary course of business as security for the Company's or its Restricted Subsidiaries' obligations with respect to indemnification in favor of title insurance providers, (q) letters of credit, bonds or other assets pledged to secure insurance in the ordinary course of business, (r) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation; (s) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens (a) were not incurred in connection with, or in contemplation of, such acquisition and (b) do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (t) Liens incurred or pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old age pensions or other social security programs; (u) Liens created by special assessment districts used to finance infrastructure improvements; (v) interests of purchasers of housing units in such units arising under the applicable contracts of sale or applicable law; (w) any pledge or deposit of cash or property in conjunction with obtaining bonds or letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business; (x) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests); and (y) any other Liens, provided, that the aggregate amount of obligations secured by such other Liens outstanding at any one time does not exceed 10% of the Company's Consolidated Net Worth at the time of Incurrence thereof.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Qualified Capital Stock" means Capital Stock other than Disqualified Capital Stock.

          "Public Equity Offering" means an underwritten public offering by the Company of its Qualified Capital Stock pursuant to a registration statement effective under the Securities Act (other than a registration statement on Form S-8 or similar form).

          "Rating Agencies" shall mean (i) S&P and (ii) Moody's.

          "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this First Supplemental Indenture for which financial information is available.

          "Refinancing Indebtedness" means Indebtedness that is an extension, renewal, replacement or refunding of Indebtedness permitted to be Incurred by this First Supplemental Indenture; provided, however, that (a) the maximum principal amount of Refinancing Indebtedness (or, if such Refinancing Indebtedness does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Refinancing Indebtedness) permitted may not exceed (i) the principal amount of the Indebtedness being extended, renewed, replaced or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses and any prepayment premium, penalty, consent fees and accrued interest (collectively, "Refinancing Fees"); or (ii) if such Indebtedness being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount to the time of the Incurrence of the Refinancing Indebtedness plus Refinancing Fees, (b) except with respect to Indebtedness Incurred to finance the acquisition, holding or development of real property and related appurtenances and the construction of improvements thereon and Incurred in the ordinary course of business and in compliance with the terms of this First Supplemental Indenture, the Refinancing Indebtedness has a Weighted Average Life and a final maturity that is equal to or greater than the Indebtedness being extended, renewed, replaced or refunded at the time of such extension, renewal, replacement or refunding, (c) the Refinancing Indebtedness shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Indebtedness being refinanced, and
(d) the Company may Incur Refinancing Indebtedness only to refinance Indebtedness of the Company or a Subsidiary Guarantor, and a Subsidiary Guarantor may Incur Refinancing Indebtedness only to refinance Indebtedness of the Company or a Subsidiary Guarantor and a Restricted Subsidiary that is not a Subsidiary Guarantor may incur Refinancing Indebtedness only to refinance Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Subsidiary Guarantor.

          "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution on shares of Capital Stock of the Company or any Restricted Subsidiary, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value, in whole or in part, of any shares of Capital Stock of the Company or any Restricted Subsidiary, (c) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition, or defeasance), in whole or in part, of any Indebtedness of the Company or a Restricted Subsidiary that is subordinate in right of payment to the Notes, but only if such defeasance, redemption, repurchase or other acquisition or retirement is made prior to the scheduled payment on such Indebtedness and (d) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of the Company or a Restricted Subsidiary solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, (ii) any dividend, distribution, or other payment to the Company or any of its Restricted Subsidiaries by any of its Subsidiaries, (iii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of a Subsidiary owned by the Company, (iv) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of (A) Indebtedness of the Company payable solely in shares of Capital Stock or Subordinated Indebtedness of the Company, (B) Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary payable solely in shares of Capital Stock of the Company or such Restricted Subsidiary or Subordinated Indebtedness of the Company, or (C) Indebtedness of the Company owed to Subsidiary Guarantors and Indebtedness of the Company that is subordinated in right of payment to the Notes and owed to its Restricted Subsidiaries that are not Subsidiary Guarantors, (v) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of Subordinated Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or (vi) any proportionate payment in respect of minority interests in Restricted Subsidiaries to the extent that the payment constitutes a return of capital that was not included in the Company's shareholders' equity or a dividend or similar distribution not included in determining the Company's Consolidated Net Income.

          "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

          "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

          "SEC" means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

          "Securities" has the meaning set forth in the Recitals.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1.02 of Regulation S-X under the Securities Act and the Exchange Act.

          "Stated Maturity," when used with respect to any Note, means June 1, 2005.

          "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated in right of payment to the prior payment in full, including all payment of principal, premium and all accrued interest (and post-petition interest) on, and all other amounts owing in connection with the Notes.

          "Subsidiary" of any Person means any corporation or other entity (other than political subdivisions or enterprises thereof or governmental agencies) of which at least 50% of the Capital Stock having ordinary voting power to elect the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

          "Subsidiary Guarantor" means NVR Homes, Inc. and any other Subsidiary of the Company that is required to execute a Subsidiary Guarantee pursuant to this First Supplemental Indenture.

          "Subsidiary Guarantee" means the guarantee of the Notes by any Subsidiary Guarantor as set forth in Exhibit B hereto.

          "TIA" means the Trust Indenture Act of 1939, as in effect from time to time.

          "Trustee" means the party named as such in the Base Indenture and this First Supplemental Indenture until a successor replaces it pursuant to the Base Indenture and thereafter means the successor serving under the Base Indenture and this First Supplemental Indenture.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below and whose creditors have no direct or indirect recourse (including, without limitation, no recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary. The Board of Directors of the Company may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation shall be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of this First Supplemental Indenture as of the date of such redesignation, and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness pursuant to paragraph (b) of Section 5.02 hereof. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) a Restricted Payment shall be deemed to be made at the time of such designation and such designation shall reduce the Basket to the extent of the book value (in accordance with GAAP) of the Company's or a Restricted Subsidiary's investment in the Subsidiary being designated an Unrestricted Subsidiary (the "Designation Amount"), and (ii) immediately after giving effect to such designation and reduction of the Basket, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness pursuant to paragraph (b) of Section 5.02 hereof. Any such designation or redesignation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

          "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                                  ARTICLE IV.

                               EVENTS OF DEFAULT

          SECTION 4.01. EVENTS OF DEFAULT. Pursuant to Section 301(15) of the Base Indenture, so long as any Notes are outstanding, the Company covenants and agrees that "Event of Default," wherever used herein, means any one of the following events, which are applicable to the Notes instead of the Events of Default specified in Section 501 of the Base Indenture:

     (a) default in the payment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

     (b) default in the payment of all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by declaration of acceleration or otherwise;

     (c) failure by the Company or a Restricted Subsidiary, as the case may be, to comply with Sections 5.01, 5.02, 5.04, 5.08, 5.09, 5.10 or Article VI hereof;

     (d) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Notes, the Base Indenture or this First Supplemental Indenture (unless specifically dealt with elsewhere), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 90 consecutive days;

     (f) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, or fail generally to pay its debts as they become due;

     (g) (i) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries (in accordance with the terms of such Indebtedness and after giving effect to any applicable grace period set forth in the documents governing such Indebtedness) that has an outstanding principal amount of $25,000,000 or more individually or in the aggregate to be immediately due and payable; and (ii) the failure by the Company or any of its Restricted Subsidiaries to make any principal, premium, interest or other required payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries with an outstanding aggregate principal amount of $25,000,000 or more individually or in the aggregate (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

     (h) one or more final nonappealable judgments (in the amount not covered by insurance or not reserved for) or the issuance of any warrant of attachment against any portion of the property or assets (except with respect to Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, which are $10,000,000 or more individually or in the aggregate, at any one time rendered against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (i) 45 days after the judgment (which, if there is more than one judgment, causes such judgments to exceed $10,000,000 in the aggregate) becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (ii) 60 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties; and

     (i) any Subsidiary Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall, except as permitted by this First Supplemental Indenture, cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm its obligations in respect of the Notes.

          SECTION 4.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. The following shall replace Section 502 of the Base Indenture in its entirety:

          If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default specified in sub-clauses (e) or (f) above relating to the Company), then in each such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in sub-clauses (e) or
(f) above occurs relating to the Company, all principal and accrued and unpaid interest thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under this First Supplemental Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

                                  ARTICLE V.

                           COVENANTS OF THE COMPANY

          Pursuant to Section 301(15) of the Base Indenture, so long as any of the Notes are Outstanding, the Company covenants and agrees, in addition to the covenants and agreements contained in Article Ten of the Base Indenture, as follows:

          SECTION 5.01. LIMITATIONS ON RESTRICTED PAYMENTS. Until the Notes are rated Investment Grade by both Rating Agencies, after which time the following covenant no longer shall be binding on the Company or any Restricted
Subsidiary:

     (a) neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis:

          (i) the Company could not Incur $1.00 of additional Indebtedness pursuant to provisions described in paragraph (b) of Section 5.02 hereof;

          (ii)   a Default or an Event of Default would occur or be continuing;
     or

          (iii) the aggregate amount of all Restricted Payments, including such proposed Restricted Payment, made by the Company and its Restricted Subsidiaries, from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum (the "Basket") of:

                 (A) 50% of Consolidated Net Income of the Company for the period (taken as one accounting period), commencing with the first full fiscal quarter which includes the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation for which internal financial statements are available (or, if Consolidated Net Income for such period is negative, then minus 100% of such deficit); plus

                 (B) 100% of the amount of any Indebtedness of the Company or a Restricted Subsidiary Incurred after the Issue Date that is converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date; plus

                 (C) to the extent that any Restricted Investment made after the date of this First Supplemental Indenture is sold for cash or otherwise reduced or liquidated or repaid for cash, in whole or in part, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
          (2) the initial amount of such Restricted Investment; plus

                 (D) unless accounted for pursuant to clause (B) above, 100% of the aggregate net proceeds (after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith) received by the Company from the sale or issuance (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment; plus

                 (E) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date and only to the extent not included in the calculation of Consolidated Net Income), an amount equal to the lesser of (x) the book value in accordance with GAAP of the Company's or a Restricted Subsidiary's Investment in such Subsidiary, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary; plus

                 (F) 100% of tax benefits, if any, for the period (taken as one accounting period), commencing with the first full fiscal quarter which includes the Issue Date, realized by the Company from stock option exercises and from the issuance of the Company's Qualified Capital Stock pursuant to equity-based employee benefit plans that are recorded as an increase to shareholders' equity in accordance with GAAP; plus

                 (G) $50,000,000.

     (b)  The foregoing clause (a) does not prohibit:

          (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions;

          (ii) the payment of cash dividends or other distributions to any Equity Investor or joint venture participant of a Restricted Subsidiary with respect to a class of Capital Stock of such Restricted Subsidiary or joint venture owned by such Equity Investor or joint venture participant so long as the Company or its Restricted Subsidiaries simultaneously receive a dividend or distribution with respect to their Investment in such Restricted Subsidiary or joint venture either in U.S. Legal Tender or the same form as the dividend or distribution received by such Equity Investor or joint venture participant and in proportion to their proportionate interest in the same class of Capital Stock of such Restricted Subsidiary (or in the case of a joint venture that is a partnership or a limited liability company, as provided for in the documentation governing such joint venture), as the case may be;

          (iii) repurchases or redemptions of Capital Stock of the Company from any former directors, officers and employees of the Company in the aggregate up to $3,000,000 during any calendar year (provided, however, that any amounts not used in any calendar year may be used in any subsequent year); or

          (iv) the retirement of Capital Stock of the Company or the retirement of Indebtedness of the Company, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Qualified Capital Stock and the retirement of Capital Stock or Indebtedness of a Restricted Subsidiary in exchange for or out of the proceeds of a substantially concurrent sale of its Qualified Capital Stock, provided that, in each case, the amount of any such proceeds is excluded for purposes of clause
     (a)(iii)(D) above.

          Any Restricted Payment made in accordance with clauses (i) and (iii) of this paragraph shall reduce the Basket. In calculating the Basket, any Restricted Payment not made in cash and any non-cash amounts received for purposes of clause (D) shall be valued at fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and whose resolution with respect thereto shall be delivered to the Trustee promptly after the adoption thereof.

     SECTION 5.02.  LIMITATIONS ON INDEBTEDNESS.

     (a) Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, Incur any Indebtedness except (i) Non-Recourse Indebtedness Incurred in the ordinary course of business; (ii) Indebtedness evidenced by Notes and Subsidiary Guarantees issued on the Issue Date; (iii) Indebtedness of the Company solely to any Subsidiary Guarantor, Indebtedness of any Subsidiary Guarantor to any other Subsidiary Guarantor or to the Company or Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or to any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary shall become liable to any Person with respect to such Indebtedness other than the Company or a Restricted Subsidiary; (iv) Refinancing Indebtedness (including any subsequent refinancing, extension, renewal, replacement or refunding thereof that satisfies the conditions set forth in the definition of "Refinancing Indebtedness") (A) of any Indebtedness permitted to be Incurred pursuant to clauses (ii) or (iv) of this paragraph (a) or the immediately following paragraph (b) or (B) of any Indebtedness to the extent outstanding on the Issue Date (other than under the Bank Credit Facility, the 1993 Notes or Capitalized Lease Obligations being repaid using proceeds from the sale of the Notes); (v) Indebtedness Incurred solely in respect of performance, completion, guaranty and similar bonds and similar purpose undertakings and Indebtedness under any earnest money notes, tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, letters of credit, escrow agreements and other obligations of like nature and deposits made to secure performance of any of the foregoing, in each case in the ordinary course of business; (vi) Indebtedness incurred by the Company or any Subsidiary Guarantor under the Bank Credit Facility in an aggregate principal amount not to exceed $100,000,000 at any time, less the aggregate amount of all proceeds of sales or dispositions of assets applied to permanently reduce the outstanding amount (or, in the case of a revolving credit facility the committed amount) of such Indebtedness pursuant to Section 5.04 hereof and guaranties thereof by Subsidiary Guarantors; (vii) (A) Indebtedness which represents the assumption by the Company or a Restricted Subsidiary of Indebtedness of a Restricted Subsidiary permitted to be Incurred pursuant to the terms of this First Supplemental Indenture, and (B) Indebtedness of a Subsidiary Guarantor represented by guaranties in respect of Indebtedness of the Company or another Subsidiary Guarantor permitted to be Incurred pursuant to this First Supplemental Indenture and (C) Indebtedness of the Company represented by guaranties in respect of Indebtedness of a Subsidiary Guarantor permitted to be Incurred pursuant to this First Supplemental Indenture; (viii) other Indebtedness outstanding on the Issue Date, including the 1993 Notes; (ix) purchase money obligations and Capitalized Lease Obligations; and (x) Indebtedness of the Company or any Subsidiary Guarantor to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Subsidiary Guarantor in an aggregate amount not to exceed $20,000,000 at any one time outstanding.

     (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may Incur Indebtedness, in each case, if, at the time such Indebtedness is Incurred: (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such transaction, and (ii) immediately after giving effect thereto (without duplication) on a pro forma basis, either (A) the Consolidated Fixed Charge Coverage Ratio of the Company on the date of such Incurrence is at least equal to 2.0 to 1 or (B) the ratio of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis on the date of such Incurrence (excluding for purposes of such calculation other Indebtedness specifically permitted to be Incurred pursuant to clause (i) or clause (v) of the preceding paragraph), to Consolidated Net Worth of the Company is less than 3.25 to 1.

          Neither the Company nor any Restricted Subsidiary shall incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company or a Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

          Furthermore, for purposes of determining compliance with this covenant in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (x) of paragraph (a) above as of the date of incurrence thereof, or is entitled to be Incurred pursuant to paragraph (b) of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this covenant.

          SECTION 5.03. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Until the Notes are rated Investment Grade by both Rating Agencies, after which time the following covenant no longer shall be binding on the Company or any Restricted
Subsidiary:

     (a) Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of any Affiliate (each an "Affiliate Transaction"), except for (i) Restricted Payments otherwise permitted under this First Supplemental Indenture, and (ii) transactions, the terms of which are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates.

     (b) In addition, (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions with an aggregate value in excess of $5,000,000, such transaction must first be approved by a majority of the Disinterested Directors and (ii) with respect to any Affiliate Transaction or related series of Affiliate Transactions with an aggregate value in excess of $25,000,000, the Company must first deliver to the Trustee a favorable written opinion from an investment banking firm of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Restricted Subsidiary, as the case may be, or with respect to transactions involving real property, a determination of value by a licensed real estate appraisal firm that is of regional standing in the region in which the subject property is located and which has professionals that are MAI certified.

     (c) Notwithstanding the foregoing, Affiliate Transactions shall not include (i) transactions exclusively between or among the Company and one or more Restricted Subsidiaries or between or among one or more Restricted Subsidiaries, (ii) any contract, agreement or understanding with, or for the benefit of, or planned for the benefit of, employees, officers or directors of the Company or any Restricted Subsidiary (in their capacity as such) that has been approved by the Board of Directors (or a committee thereof) or is in the ordinary course of business and consistent with past practice, (iii) issuances of Qualified Capital Stock of the Company to members of the Board of Directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders or the Board of Directors (or a committee thereof) or is in the ordinary course of business and consistent with past practice of the Company, (iv) home sales and readily marketable mortgage loans to employees, officers and directors of the Company and Subsidiaries in the ordinary course of business, (v) payment of regular fees and reimbursement of expenses to members of the Board of Directors who are not employees of the Company and reimbursement of expenses and payment of wages and other compensation to officers and employees of the Company or any of its Subsidiaries or loans or advances in respect thereof, (vi) contractual arrangements in effect on the Issue Date and renewals and extensions thereof not involving modifications materially adverse to the Company or any Restricted Subsidiary, (vii) Restricted Payments or Permitted Investments otherwise made in compliance with this First Supplemental Indenture or (viii) the advancement of general and administrative expenses of the Company and its Subsidiaries that are reimbursed in the ordinary course of business.

          SECTION 5.04. LIMITATIONS ON ASSET SALES. Subject to Article VI hereof and until the Notes are rated Investment Grade by both Rating Agencies, after which time the following covenant no longer shall be binding on the Company, neither the Company nor any Restricted Subsidiary may, directly or indirectly, consummate an Asset Sale, unless the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (reasonably evidenced by a good faith resolution of the Board of Directors or the board of directors or comparable governing body of such Restricted Subsidiary, whose resolution shall be conclusive) of the assets sold or otherwise disposed of, provided that the aggregate fair market value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents shall not, when aggregated with the fair market value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Issue Date that has not been converted into cash or Cash Equivalents, exceed 10% of the Consolidated Net Assets of the Company at the time of the Asset Sale under consideration; and, provided, further, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are Incurred in connection with or in contemplation of such Asset Sale) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision.

          Within 180 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may apply such Net Cash Proceeds in its sole discretion
(a) to permanently repay Indebtedness under the Bank Credit Facility (and to permanently reduce the commitment thereunder for purposes of clause (a)(vi) of
Section 5.02 hereof) or (b) to acquire all or substantially all of the assets of, or Capital Stock representing a majority of the voting power in the election of directors or other governing body of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other assets not classified as current under GAAP that are used or useful in a Permitted Business. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this First Supplemental Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall be required to make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this First Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price for the Notes in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this First Supplemental Indenture and such other pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this First Supplemental Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase (and without regard to whether all Excess Proceeds are used therefor), the amount of Excess Proceeds shall be reset at zero.

          Any Asset Sale Offer shall be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

          SECTION 5.05. LIMITATIONS ON RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of is Restricted Subsidiaries, (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, or (d) guarantee the Notes or any Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Notes, except for such encumbrances or restrictions described in (a) through (d) above existing under or by reasons of
(i) Existing Indebtedness as in effect on the date of this First Supplemental Indenture, (ii) applicable law or regulation, (iii) any instrument governing Acquired Indebtedness as in effect at the time of acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, provided that the Consolidated Net

Income of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of this First Supplemental Indenture, (iv) by reason of customary non-assignment provisions or prohibitions on subletting in leases or other contracts entered into in the ordinary course of business, (v) Refinancing Indebtedness permitted under clause (iv) of paragraph (a) of Section 5.02 hereof, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (vi) with respect to clause (c) above, (A) purchase money obligations, Non-Recourse Indebtedness and Capital Lease Obligations for property acquired or leased in the ordinary course of business, (B) any agreement restricting the sale or other disposition of properties securing Indebtedness permitted by this First Supplemental Indenture if such agreement does not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make loans or advances to the Company, (C) restrictions or encumbrances contained in any security agreements permitted by this First Supplemental Indenture securing Indebtedness permitted by this First Supplemental Indenture to the extent that such restrictions or encumbrances restrict the transfer of assets (or proceeds thereof) subject to such security agreement, or (D) any restrictions or encumbrances with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary or such an agreement which has been entered into for the sale or disposition of assets of the Company to the extent otherwise permitted by this First Supplemental Indenture, including in connection with any Asset Sale, as applicable only to such assets or Capital Stock to be sold, or (vii) customary agreements entered into in the ordinary course of business restricting the ability of a joint venture to make distributions or payments of cash or property to participants in such joint venture.

          SECTION 5.06. LIMITATIONS ON LIENS. The Company may not and may not permit any Restricted Subsidiary to Incur, or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

          SECTION 5.07. PAYMENTS FOR CONSENT. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this First Supplemental Indenture or the Notes unless such consideration is offered and paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 5.08. GUARANTEES OF CERTAIN INDEBTEDNESS. The Company shall not permit any of its Restricted Subsidiaries other than the Subsidiary Guarantors, directly or indirectly, to guarantee the payment of any Indebtedness under the Bank Credit Facility, any other credit facility, or any other Indebtedness of the Company or any other Restricted Subsidiary, unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing a Subsidiary Guarantee of the Notes. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such subsequent Subsidiary Guarantee. Nothing in this covenant shall be construed to permit any

Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 5.02 hereof.

          SECTION 5.09. MAINTENANCE OF CONSOLIDATED NET WORTH. The Company is required to furnish to the Trustee an Officers' Certificate within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) notifying the Trustee that the Company's Consolidated Net Worth has declined below $80.0 million (the "Minimum Required Net Worth") at the end of any fiscal quarter in which the Company's Consolidated Net Worth has so declined. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to herein as a "Deficiency Date"), the Company's Consolidated Net Worth is less than the Minimum Required Net Worth, then the Company is required, no later than 65 days after each such Deficiency Date (110 days if such Deficiency Date is the last day of the Company's fiscal year), to make an offer to all Holders of Notes to purchase (a "Purchase Offer") 10% of the aggregate principal amount of the Notes theretofore issued under this First Supplemental Indenture (the "Offer Amount") at a purchase price equal to 100% of the principal amount of the Notes, plus accrued interest to the date of purchase. The Purchase Offer is required to remain open for a period of 20 Business Days following its commencement, except to the extent otherwise permitted by applicable law (as extended, the "Offer Period") and the Company is required to purchase the Offer Amount of the Notes on a designated date no later than one Business Day after the termination of the Offer Period, or if less than the Offer Amount of Notes shall have been tendered, all Notes then tendered; provided, however, that the Company shall not be obligated to purchase any of such Notes unless Holders of Notes of at least 10% of the Offer Amount shall have tendered and not subsequently withdrawn their Notes for repurchase. If the aggregate principal amount of Notes tendered exceeds the Offer Amount, the Company is required to purchase the Notes tendered to it pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased). The Company shall comply with all applicable federal and state securities laws in connection with each Purchase Offer. In no event shall the failure of the Company's Consolidated Net Worth to equal or exceed the Minimum Required Net Worth at the end of the fiscal quarter be counted toward the making of more than one Purchase Offer. The Company may reduce the principal amount of Notes to be purchased pursuant to the Purchase Offer by subtracting 100% of the principal amount (excluding premium) of Notes acquired by the Company subsequent to the Deficiency Date through purchase (otherwise than pursuant to this Section 5.09 or Section 5.04 or Section 5.10 hereof), optional redemption or exchange and surrender for cancellation.

          SECTION 5.10. REPURCHASE OF NOTES UPON CHANGE OF CONTROL. In the event that a Change of Control has occurred, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this First Supplemental Indenture, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on the date that is no later than 60 Business Days (unless a later date is required by applicable law) after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Payment Date.

          The Company shall notify the Trustee within ten Business Days after the Company becomes aware of the occurrence of a Change of Control. Within 20 Business Days after the occurrence of a Change of Control, the Company shall make an unconditional offer (a "Change of Control Offer") to all Holders of Notes to purchase all of the Notes at the Change of Control Purchase Price by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Notes at the option of Holders upon a Change of Control.

          SECTION 5.11. USE OF CERTAIN PROCEEDS. The Company shall commence a tender offer to repurchase the remaining 1993 Notes as promptly as practicable following the Issue Date. The Company shall redeem all remaining untendered outstanding 1993 Notes in December 1998 at a purchase price of 105.5% of the principal amount thereof in accordance with the terms of the indenture governing the 1993 Notes, and shall maintain, at all times prior to completion of such redemption, Investments in Cash Equivalents at least equal to the lesser of (i) $80.0 million, and (ii) the outstanding principal amount of 1993 Notes not theretofore redeemed or repurchased. In addition, the Company shall, as promptly as practicable, deposit in escrow with an escrow agent that is not an Affiliate of the Company, $12,000,000 pending the Company's use of such funds to exercise its purchase option under that certain Lease Agreement dated May 15, 1989 by and among Corporate Property Associates 9, L.P., as landlord and NVHomes L.P., Ryan Operations G.P. and Ryan Homes, Inc., as amended, or as otherwise permitted in accordance with the terms of the escrow agreement. The Company shall use its commercially reasonable efforts to effect such purchase option in accordance with its terms.

                                  ARTICLE VI.
                    MERGER, CONSOLIDATION OR SALE OF ASSETS

     Pursuant to Section 301(15) of the Base Indenture, so long as any of the Notes are outstanding, the following provision shall replace Section 801 of the Base Indenture for purposes of the Notes:

     (a) The Company shall not consolidate with or merge with or into, any other Person, or transfer all or substantially all of its assets to, any entity unless permitted by law and unless (i) the resulting, surviving or transferee entity, which shall be a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States or a State thereof or the District of Columbia, assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this First Supplemental Indenture, (ii) immediately after giving effect to, and as a result of, such transaction, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such transaction on a pro forma basis, the net worth of the surviving or transferee entity on a stand-alone basis is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and
(iv) the Company or the surviving or transferee entity thereof would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the provisions described in paragraph (b) under Section 5.02 hereof. The provisions of clause (iii) or clause (iv) above shall not apply to a transaction or series of related transactions in which the sole participants are Restricted Subsidiaries of the Company or to a transaction between the Company and one or more of its Restricted Subsidiaries, subject to any limitations on mergers involving Subsidiary Guarantors.

     (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Thereafter such successor corporation or corporations shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the "Company" and all such obligations of the predecessor corporation shall terminate.

                                  ARTICLE VII.
                                  REDEMPTION

          The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

     REDEMPTION YEAR                PRICE
     ---------------------------  ----------
     2003.......................    104.000
     2004.......................    102.000
     2005.......................    100.000

          In addition, prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under this First Supplemental Indenture at a redemption price equal to 108% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (x) at least $113,750,000 aggregate principal amount of all Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding any Notes held by the Company) and (y) notice of any such redemption is given within 60 days of the applicable Public Equity Offering.

          Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee pro rata or by lot. Notice of redemption shall be mailed via courier guaranteeing overnight delivery at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

                                 ARTICLE VIII.
                                  GUARANTEES

          Pursuant to Section 301(23) of the Base Indenture, and until the 91st day after the Notes have been paid in full, the following provisions shall be a part of this First Supplemental Indenture.

          SECTION 8.01. UNCONDITIONAL SUBSIDIARY GUARANTEE. Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this First Supplemental Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise and interest on the overdue principal of, and interest on any interest, to the extent lawful, and premium, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 8.04. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this First

Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than indefeasable payment in full of the Notes). Each Subsidiary Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this First Supplemental Indenture and in the Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in this First Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in this First Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

          SECTION 8.02. RELEASE OF A SUBSIDIARY GUARANTOR. Upon (i) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale, distribution or other disposition of all of the capital stock of any Subsidiary Guarantor, including, without limitation, a distribution of all of the capital stock of any Subsidiary Guarantor to stockholders of the Company in a transaction that complies with Section 5.01 hereof, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 5.04 hereof.

          SECTION 8.03. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY. Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to
Section 8.05, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

          SECTION 8.04. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity (other than the Company or another Subsidiary Guarantor), unless (i) subject to the provisions of Section 8.02 hereof, the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor under the Notes (including the Subsidiary Guarantee) and this First Supplemental Indenture pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this First Supplemental Indenture (provided that this requirement will not apply to a substantially concurrent merger involving the Company, Homes and NVR Financial Services, Inc.), and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          SECTION 8.05. CONTRIBUTION. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under this Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to this Subsidiary Guarantee.

          SECTION 8.06. WAIVER OF SUBROGATION. Until the Notes are paid in full, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guarantee and this First Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this

First Supplemental Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this First Supplemental Indenture and that the waiver set forth in this Section 8.06 is knowingly made in contemplation of such benefits.

          SECTION 8.07. EXECUTION OF SUBSIDIARY GUARANTEE. To evidence their guarantee to the Holders specified in Section 8.01, the Subsidiary Guarantors hereby agree to execute the Subsidiary Guarantee in substantially the form of Exhibit B recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its guarantee set forth in Section 8.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer (who shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such duly authorized Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.

          SECTION 8.08. OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNCONDITIONAL. Nothing contained in this Article VIII or elsewhere in this First Supplemental Indenture or in the Notes or the Subsidiary Guarantees is intended to or shall impair, as among any Subsidiary Guarantor, its creditors, and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Subsidiary Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this First Supplemental Indenture, subject to the rights, if any, in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of such remedy.

          SECTION 8.09. NOTICE TO TRUSTEE. The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantees pursuant to the provisions of this Article VIII. Regardless of anything to the contrary contained in this Article VIII or elsewhere in this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any Default or Event of Default with respect to any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing from the Company or a Subsidiary Guarantor, and, prior to receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge of a Responsible Officer to the contrary) that no such facts exist.

          SECTION 8.10. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article VIII, the Trustee, subject to the provisions of this First Supplemental Indenture, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the amount thereof or payable thereon, the amount or amounts paid or distribution thereon and all other facts pertinent thereto or to this Article VIII.

                                  ARTICLE IX
          OFFER TO REPURCHASE PURSUANT TO SECTION 5.04 OR 5.09 HEREOF

          In the event that, pursuant to Section 5.04 or Section 5.09 hereof, the Company shall be required to commence an Asset Sale Offer or a Purchase Offer (a "Repurchase Offer"), it shall follow the procedures specified below.

          The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (as extended, the "Offer Period"). No later than one Business Day after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.04 or Section 5.09 hereof (the "Offer Amount") or, subject to the terms of Section 5.09 (if such repurchase is pursuant to Section 5.09 hereof), if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

     (a) that the Repurchase Offer is being made pursuant to this Article IX and, as applicable, Section 5.04 or Section 5.09 hereof and the length of time the Repurchase Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date and in the case of a Repurchase Offer being made pursuant to Section 5.09 hereof that the Company shall not be obligated to purchase any of such Notes unless Holders of Notes of at least 10% of the Offer Amount shall have tendered and not subsequently withdrawn their Notes for repurchase;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer or, subject to the terms of Section 5.09 hereof in the case of a Repurchase Offer made pursuant thereto, if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Article IX. The Company, the Depository Trust Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than one Business Day after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Repurchase Date.

Other than as specifically provided in this Article IX, any purchase pursuant to this Article IX shall be made pursuant to the provisions of Article Eleven of the Base Indenture.

                                   ARTICLE X
                                 MISCELLANEOUS

          SECTION. 10.01. DISCHARGE; DEFEASANCE. Articles 4 and 13 of the Base Indenture relating to Satisfaction and Discharge and to Defeasance and Covenant Defeasance, respectively, shall be applicable to the Notes issued under this First Supplemental Indenture.

          SECTION 10.02. APPLICATION OF FIRST SUPPLEMENTAL INDENTURE. Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Base Indenture.

          SECTION 10.11.  BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.  Nothing
contained in this First Supplemental Indenture shall or shall be   construed to
confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of this First Supplemental Indenture.

          SECTION 10.04. DEFINED TERMS. All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture.

          SECTION 10.05. EFFECTIVE DATE. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

          SECTION 10.06. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          SECTION 10.07. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 10.08. SATISFACTION AND DISCHARGE. This First Supplemental Indenture shall cease to be of further force and effect upon compliance with
Section 401 of the Indenture with respect to the Notes created hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                             NVR, INC.

Dated:  April 14, 1998                       By:________________________________
                                             Name:
                                             Title:

                                             By:________________________________
                                             Name:
                                             Title:

Attest:

                                             NVR HOMES, INC.

Dated:  April 14, 1998                       By:________________________________
                                             Name:
                                             Title:

                                             By:________________________________
                                             Name:
                                             Title:

Attest:


                                             THE BANK OF NEW YORK
                                              as Trustee

Dated:  April 14, 1998                       By:________________________________
                                             Name:
                                             Title:

                                   EXHIBIT A
                                 FORM OF NOTE

                                   NVR, INC.

                           8% Senior Notes due 2005

                                                                Principal Amount
CUSIP No. 62944TAB1                                                 $145,000,000


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     NVR, Inc., a Virginia corporation (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Forty Five Million Dollars on June 1, 2005 (the "Maturity Date"), and to pay interest thereof from April 14, 1998 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on June 1, 1998, and on the Maturity Date, at a rate of 8% per annum, until payment of said principal sum has been made or duly provided for.

     The interest so payable and punctually paid or duly provided for on an Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be the May 15 and November 15 (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be less than five Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail or by on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

     An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including April 14, 1998, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, any amounts payable on such Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date.

     Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds (or with respect to any Note not held in global form, by a U.S. dollar check or by wire transfer of immediately available funds) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under such Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:  April __, 1998                  NVR, INC., as Issuer



                                        By:_________________________________
                                              Name:
                                              Its:


                                        By:_________________________________
                                              Name:
                                              Its:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:  April __, 1998                  THE BANK OF NEW YORK



                                        By:_________________________________
                                           Authorized Signatory

                               [REVERSE OF NOTE]
                                   NVR, INC.

                            8% Senior Notes due 2005

     This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of April 14, 1998, between the Issuer and The Bank of New York, as trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated as of April 14, 1998 among the Issuer, NVR Homes, Inc. as a subsidiary guarantor and the Trustee (as so supplemented, herein called the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all Indentures supplemental thereto that are applicable to the Notes (as defined below) reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 8% Senior Notes due 2005 of the Issuer (the "Notes"), limited in aggregate principal amount to $175,000,000.

     In case an Event of Default with respect to the 8% Senior Notes due 2005 shall have occurred and be continuing, the principal hereof and premium (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

     REDEMPTION YEAR                PRICE
     ---------------------------  ----------
     2003.......................    104.000%
     2004.......................    102.000%
     2005.......................    100.000%

     In addition, prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under this First Supplemental Indenture at a redemption price equal to 108% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (x) at least $113,750,000 aggregate principal amount of all Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding any Notes held by the Company) and (y) notice of any such redemption is given within 60 days of the applicable Public Equity Offering.

     Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee pro rata or by lot. Notice of redemption shall be mailed via courier guaranteeing overnight delivery at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

     The covenants set forth in Article V of the First Supplemental Indenture shall be fully applicable to the Notes.

     The First Supplemental Indenture provides that, subject to certain conditions, (i) if a Change of Control (as defined in the First Supplemental Indenture) occurs, the Issuer shall be required to make a Change of Control Offer , (ii) in the event of certain Asset Sales, the Company shall be required to make an Asset Sale Offer (in each case as such terms are defined in the First Supplemental Indenture) and (iii) if the Company does not maintain a Minimum Required Net Worth (as defined in the First Supplemental Indenture), the Company shall be required to make a Purchase Offer (as defined in the First Supplemental Indenture), in certain circumstances, for all or a portion of the Notes.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, among other things (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereof, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder or (iv) modify the ranking or priority of the Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the

Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dates expressed herein.

     No references herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in New York, New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     This Security is not subject to a sinking fund requirement.

     Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in New York, New York, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium, if any, or interest or any other amounts due, or claimed to be due, on this Security), or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, as such, or against any past, present or future shareholder, office or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Prior to due presentation of a Security for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions herein and on the face hereof; interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                  ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER



To assign this Security fill in the form below:
(I) or (we) assign and transfer this Security to


________________________________________________________________________________
    (Insert assignee's social security or tax identification number, if any)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

Your signature:_________________________________________________________________
               (Sign exactly as your name appears on the other side of this Security)

Date:_________________________

Signature Guarantee:_______________________________________
                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 5.04, 5.09 or 5.10 of the First Supplemental Indenture, check here____.

     If you want to elect to have only a part of this Note purchased by the Issuer pursuant to Section 5.04, 5.09 or 5.10 of the First Supplemental Indenture, state the amount:

                                 $________________


Dated:_________________          Your Signature:_________________________
                                                  (sign exactly as your name
                                                  appears on the other side of
                                                  this Security)


Signature Guarantee:___________________________________
                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B

                          FORM OF SUBSIDIARY GUARANTEE


          NVR Homes, Inc., a Virginia corporation (hereinafter referred to as the "Subsidiary Guarantor," which term includes any successor Subsidiary Guarantor under the Indenture dated as of April 14, 1998 between NVR, Inc. and The Bank of New York as Trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated as of April 14, 1998 between NVR, Inc., the Subsidiary Guarantor and the Trustee (the "Indenture") referred to in the Note upon which this notation is endorsed), (i) has unconditionally guaranteed that
(a) the principal of, interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise and interest on the overdue principal of, and interest on interest, to the extent lawful, and premium, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full, all in accordance with the terms set forth in the Indenture and Notes; and (b) in case of any extension of time of payment or renewal of the Notes or of any such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee; provided, however, that this Subsidiary Guarantee is limited as to the Subsidiary Guarantor to the extent necessary not to constitute a fraudulent conveyance or fraudulent transfer.

          No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This Subsidiary Guarantee shall be binding upon the undersigned and, to the extent provided in the Indenture, its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee to be signed manually or by facsimile by its duly authorized officer.

                              NVR HOMES, INC., as Subsidiary Guarantor


                              By:_______________________________________________
                                    Name:
                                    Title:

                                 FORM OF NOTE

                                   NVR, INC.

                           8% Senior Notes due 2005

           Principal Amount
CUSIP No. 62944TAB1                                                 $145,000,000

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     NVR, Inc., a Virginia corporation (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Forty Five Million Dollars on June 1, 2005 (the "Maturity Date"), and to pay interest thereof from April 14, 1998 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on June 1, 1998, and on the Maturity Date, at a rate of 8% per annum, until payment of said principal sum has been made or duly provided for.

     The interest so payable and punctually paid or duly provided for on an Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be the May 15 and November 15 (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be.

Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be less than five Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail or by on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

     An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including April 14, 1998, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, any amounts payable on such Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date.

     Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds (or with respect to any Note not held in global form, by a U.S. dollar check or by wire transfer of immediately available funds) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under such Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:  April __, 1998                  NVR, INC., as Issuer



                                        By:_____________________________________
                                            Name:
                                            Its:


                                        By:_____________________________________
                                            Name:
                                            Its:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:  April __, 1998                  THE BANK OF NEW YORK



          By:________________________________________________________
                                        Authorized Signatory

                               [REVERSE OF NOTE]
                                   NVR, INC.

                            8% Senior Notes due 2005

     This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of April 14, 1998, between the Issuer and The Bank of New York, as trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated as of April 14, 1998 among the Issuer, NVR Homes, Inc. as a subsidiary guarantor and the Trustee (as so supplemented, herein called the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all Indentures supplemental thereto that are applicable to the Notes (as defined below) reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 8% Senior Notes due 2005 of the Issuer (the "Notes"), limited in aggregate principal amount to $175,000,000.

     In case an Event of Default with respect to the 8% Senior Notes due 2005 shall have occurred and be continuing, the principal hereof and premium (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

     REDEMPTION YEAR                PRICE
     ---------------------------  ----------
     2003.......................    104.000%
     2004.......................    102.000%
     2005.......................    100.000%

     In addition, prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under this First Supplemental Indenture at a redemption price equal to 108% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (x) at least $113,750,000 aggregate principal amount of all Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding any Notes held by the Company) and (y) notice of any such redemption is given within 60 days of the applicable Public Equity Offering.

     Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee pro rata or by lot. Notice of redemption shall be mailed via courier guaranteeing overnight delivery at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

     The covenants set forth in Article V of the First Supplemental Indenture shall be fully applicable to the Notes.

     The First Supplemental Indenture provides that, subject to certain conditions, (i) if a Change of Control (as defined in the First Supplemental Indenture) occurs, the Issuer shall be required to make a Change of Control Offer , (ii) in the event of certain Asset Sales, the Company shall be required to make an Asset Sale Offer (in each case as such terms are defined in the First Supplemental Indenture) and (iii) if the Company does not maintain a Minimum Required Net Worth (as defined in the First Supplemental Indenture), the Company shall be required to make a Purchase Offer (as defined in the First Supplemental Indenture), in certain circumstances, for all or a portion of the Notes.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, among other things (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereof, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder or (iv) modify the ranking or priority of the Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dates expressed herein.

     No references herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in New York, New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     This Security is not subject to a sinking fund requirement.

     Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in New York, New York, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium, if any, or interest or any other amounts due, or claimed to be due, on this Security), or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, as such, or against any past, present or future shareholder, office or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Prior to due presentation of a Security for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions herein and on the face hereof; interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such

CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.